UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2006

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2006, ModusLink Corporation (“ModusLink”), a subsidiary of CMGI, Inc. (the “Company”), entered into an employment letter agreement (the “Letter Agreement”) with William R. McLennan, President of International Business of ModusLink, in recognition of Mr. McLennan’s change in responsibility in December 2005 from President of Asia-Pacific Operations of ModusLink to his current position, in which he also now has responsibility for ModusLink’s European operations. The Letter Agreement provides for an increase in Mr. McLennan’s base salary, from $340,000 to $375,000, effective December 1, 2005. The Letter Agreement also provides that Mr. McLennan shall continue to be eligible to receive an annualized bonus equal to 60% of his base salary (the “Bonus”). The payment of the Bonus is subject to ModusLink’s and the Company’s achievement of fiscal year 2006 business objectives pursuant to the CMGI FY2006 Executive Management Incentive Plan.

Pursuant to the Letter Agreement, Mr. McLennan was also granted a stock option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq National Market on January 9, 2006.

In addition, subject to the Company’s achievement of certain fiscal year 2006 business and financial goals, Mr. McLennan is entitled to receive a stock option grant for an additional 100,000 shares of the Company’s common stock, at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq National Market on the date of grant. Should such stock option grant occur, it would be effective on or after the third business day following the Company’s public release of its financial results for the fiscal year ending July 31, 2006.

Mr. McLennan also agreed that a provision of his original offer letter, dated February 1, 2005, permitting him to require ModusLink to transfer him to a job of equal or greater responsibility in the United States after two years of employment, would no longer be effective.

The foregoing description is subject to, and qualified in its entirety by, the Letter Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement, dated January 9, 2006, by and between ModusLink Corporation and William R. McLennan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

	By:	/s/ THOMAS OBERDORF
Date: January 13, 2006		Thomas Oberdorf
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated January 9, 2006, by and between ModusLink Corporation and William R. McLennan.